YUM! BRANDS, INC. ANNOUNCES NEW SECURITIZATION FINANCING FACILITY

LOUISVILLE, KY - April 21, 2016 - Yum! Brands, Inc. (NYSE: YUM) (the “Company”) today announced that it plans to refinance the Company’s unsecured term loan facility (the “Bridge Facility”) with a new securitization financing facility, issued by newly formed subsidiaries of Taco Bell (the “Securitization Financing”). The Bridge Facility currently has outstanding borrowings of approximately $2.0 billion. The Securitization Financing is expected to be comprised of at least $2.0 billion of senior term notes securitizing the Taco Bell U.S. royalties. The net proceeds of the Securitization Financing are expected to be used for repayment of the Bridge Facility, payment of transaction costs associated with the refinancing and for general corporate purposes.

A key aspect of the Company’s strategy is to optimize its capital structure. Consistent with that, the Securitization Financing is yet another milestone in our previously communicated plan of targeting total companywide leverage of approximately 5.0X EBITDA and returning a total of $6.2 billion of capital to shareholders prior to the separation of our China business. As the next step in this plan, subsidiaries that operate our KFC, Pizza Hut and Taco Bell (excluding the Taco Bell subsidiaries included in the Securitization Financing) businesses will enter into a new senior secured credit facility and issue new high-yield notes, which will be guaranteed by certain of our domestic subsidiaries and, in case of the new credit facility, secured by certain assets of the obligors. Our legacy publicly-traded notes will remain in place as unsecured obligations of the Company.

The Securitization Financing, as well as the new credit facility and high-yield notes mentioned above, are subject to market and other conditions and are anticipated to close in the second quarter of 2016. However, there can be no assurance that the Company will be able to successfully complete the transactions, on the terms described above, or at all.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security.  The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Yum! Brands, Inc., based in Louisville, Kentucky, has nearly 43,000 restaurants in more than 130 countries and territories. Yum! is ranked #228 on the Fortune 500 List with revenues of over $13 billion in 2015 and is one of the Aon Hewitt Top Companies for Leaders in North America. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Worldwide, the Yum! Brands system opens over six new restaurants per day on average, making it a leader in global retail development.

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events, including, without limitation, statements regarding the intended capital return to shareholders as well as the related borrowing required to fund such capital return, the planned separation of the Yum! Brands and Yum! China businesses, the timing of any such separation, the future earnings and performance as well as capital structure of Yum! Brands, Inc. or any of its businesses, including the Yum! Brands and Yum! China businesses on a standalone basis if the separation is completed. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to return capital to shareholders at the times and in the amounts currently anticipated, if at all, as well as the corresponding costs of borrowing to fund such capital return as well as other costs; whether the separation of the Yum! Brands and Yum! China businesses is completed, as expected or at all, and the timing of any such separation; whether the operational and strategic benefits of the separation can be achieved; whether the costs and expenses of the separation can be controlled within expectations, including potential tax costs; as well as other risks. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report or Form 10-K) for additional detail about factors that could affect our financial and other results. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included on our website at www.yum.com/investors.

Analysts are invited to contact:
Steve Schmitt, Vice President, Investor Relations & Corporate Strategy, at 888/298-6986
Elizabeth Grenfell, Director, Investor Relations, at 888/298-6986

Members of the media are invited to contact:
Virginia Ferguson, Director, Public Relations, at 502/874-8200